UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011

  LYDALL, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2011, the Compensation Committee of the Board of Directors of Lydall, Inc. (the “Company”) adjusted performance targets under the Company’s 2011 Annual Incentive Program (“AIP”) to reflect the recent divestiture of the Company’s Affinity business unit.  As previously disclosed, on June 29, 2011, Lydall sold for cash all of the outstanding shares of capital stock of Lydall Industrial Thermal Solutions, Inc. (the “Affinity Business”).

The Committee adjusted the 2011 AIP consolidated operating income and consolidated operating free cash flow performance targets to exclude from such performance targets the 2011 operating income and operating free cash flow targets of the Affinity Business.  These adjustments are applicable to all employees who are eligible to receive cash bonuses under the AIP tied to these performance targets, including each of the named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYDALL, INC.

Date: September 29, 2011	By:	/s/ James V. Laughlan

James V. Laughlan
Chief Accounting Officer and
Controller